 Exhibit 99.2

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement ”), dated as of October 7th, 2010, is by and between Santeon Group, Inc., a Virginia Corporation with it principal offices located at 11710 Plaza America Drive, Suite 2000, Reston VA 20171 (the “Company”) and John L. Castiglione, an individual shareholder of the Company (“Restricted Shareholder”).

WITNESSETH:

WHEREAS, on May 10, 2010, Ubroadcast, Inc., a Delaware corporation (“Ubroadcast”), SI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Ubroadcast (“ Merger Sub”) and Santeon, Inc., a Delaware Corporation (“Target”) approved and thereafter entered into, an Agreement and Plan of Merger (“Merger Agreement”) whereby the Target would be merged with and into the Merger Sub and the separate existence of the Target would cease and SI Acquisition Corporation would continue as the surviving corporation (the “Merger”); and

WHEREAS, after the effective date of the Merger, Ubroadcast changed its name to Santeon Group, Inc.; and

WHEREAS, as of the date of this Agreement, the Restricted Shareholder is currently an employee of the Company and is subject to a First Amended and Restated Employment Agreement dated August 28, 2009, as amended, pursuant to which he was granted shares of common stock in the Company;

 WHEREAS, as of the date of this Agreement, the Restricted Shareholder is currently the shareholder of record of 42,717,537 shares of common stock or securities convertible into or exercisable for common stock of the Company;

WHEREAS, the Company desires the Shareholder to refrain from selling stock or other securities held directly, or indirectly, by the Restricted Shareholder to encourage orderly trading of the shares subsequent to the Merger;

WHEREAS, the parties have agreed that in order to facilitate the purpose of the Merger and to provide an orderly market for the shares and other securities of the Company it is necessary that the Restricted Shareholder enter into a lock up agreement;

WHEREAS, the parties have further agreed that as of the date of this Agreement, the Company is unable to satisfy the terms and conditions of that First Amended and Restated Employment Agreement, as amended, and still maintain sufficient capital to expand and grow as mutually desired and therefore it is in the best interest of both parties to enter into a new agreement;

WHEREAS, the Company and Restricted Shareholder desire that Restricted Shareholder converts from an employee to an independent consultant to provide greater flexibility in connection with the performance of the services and payment;

WHEREAS, the Company and Restricted Shareholder desire to enter into the Independent Consulting Agreement to set forth their rights, duties, and obligations, which shall supersede all prior agreements, whether oral or written as between the Company and Restricted Shareholder;

NOW, THEREFORE, in consideration of the Company entering into that certain Independent Consulting Agreement executed contemporaneously herewith and attached hereto as Exhibit 1, and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and the Restricted Shareholder hereby agree as follows:

Section 1. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other and to all third-party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

The Restricted Shareholder hereby represents and warrants that all shares of common stock, or any economic interest therein or derivative therefrom, that it beneficially owns (as determined in accordance with Section 13(d) of the Exchange Act) (collectively referred to as the “Restricted Shareholder Shares”) shall be subject to the restrictions set forth in this Agreement.

Section 2. Lock-Up Provisions. The Restricted Shareholder agrees that, from and after the date of this Agreement (“Effective Date”) and through and including  the twelve (12) month anniversary of the Effective Date (the “Lockup Period”), the Restricted Shareholder irrevocably agrees it will not offer, pledge, hypothecate, encumber, gift, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, grant any proxy or enter into any voting or similar agreement with respect thereto, or otherwise transfer or dispose of, directly or indirectly, or announce the offering of, any of the Restricted Shareholder’s Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive, the Restricted Shareholder’s Shares).  In furtherance thereof, the Company will (i) place a stop order on all of the Restricted Shareholder’s Shares, (ii) notify its transfer agent in writing of the stop order and the restrictions on the Restricted Shareholder’s Shares under this Agreement and direct the transfer agent not to process any attempts by the Restricted Shareholder to resell or transfer any of the Restricted Shareholder’s Shares in violation of this Agreement except to the extent a Transfer is required by any rule, regulation, order, writ or decree of any court, governmental or regulatory authority or agency. The foregoing restriction is expressly agreed to preclude the Restricted Shareholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Shareholder’s Shares even if such Shares would be disposed of by someone other than the Restricted Shareholder.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Restricted Shareholder’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Section 3. Release of Restricted Shareholder’s Shares.

(a)           Restrictions on Transfer. Subject to the terms of this Agreement and at the Company’s sole discretion, the Company may, but will not be required to, authorize the release of a designated number of Restricted Shareholder’s Shares based on market indicators and other financial information and provided that in the event any restricted shares of the Company owned by any employee or board member are released prior to the expiration of this Agreement, then the Company shall authorize the release an equal number of shares owned by Restricted Shareholder.  In such event, counsel for the Company will notify Company’s transfer agent in writing to authorize the transfer(s).

(b)           10(b)5 Restrictions.  Any release of shares will not relieve Restricted Shareholder or any other shareholder from the obligations under Company’s Insider Trading Policy and under Rule 10b-5 of the Securities Exchange Act of 1934.

Section 4. Reliance. The Restricted Shareholder acknowledges that the Company is relying upon the agreements of the Restricted Shareholder contained herein, and that the failure of the Restricted Shareholder to perform the agreements contained herein could have a detrimental effect upon the Company.  Accordingly, the Restricted Shareholder understands and agrees that the Restricted Shareholder’s agreements herein are irrevocable.

Section 5. No Additional Fees/Payment.  Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Restricted Shareholder in connection with this Agreement.

Section 6. Term. The term of this Agreement shall expire and be of no further effect on the earliest of: (i) the expiration or termination of the Lock-up Period beginning on the date of this Agreement; or (ii) Company fails to cure any breach of its obligations regarding Restricted Shareholder’s scheduled monthly payments pursuant to the “Independent Consulting Agreement,” attached hereto as Exhibit 1.

Section 7. Choice of Law. This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of Virginia, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Virginia or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Virginia to be applied.  In furtherance of the foregoing, the internal laws of the State of Virginia will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

Section 8. Remedies. The undersigned acknowledges and agrees that the Company could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement.  It is accordingly agreed and understood that Company, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States.

Section 9. Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 10. Notices.

(a)          All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given or made upon (i)the Shareholder at such Shareholder's address set forth on the signature page hereto; and (ii) the Company at Santeon Group, Inc., 11710 Plaza America Drive, Suite 2000, Reston, VA 20171, Attention: Ash Rofail.

(b)          All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by overnight courier, or by facsimile with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

(c)          Any party may, by written notice to the other, alter its address or respondent, and such notice shall be given in accordance with the terms of this Section 10.

Section 11. Attorneys Fees. If any action at law or equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

Section 12. Amendments and Waivers.  Any term of this Agreement may be amended or modified with the written consent of the Company and the Shareholder.

Section 13. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement, it being understood that all parties need not sign the same counterpart. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

Section 14. Successors and Assigns. This Agreement shall be binding upon the undersigned Restricted Shareholder and each of his or her respective heirs and assigns.

Section 15. Survival Clause. The Restricted Shareholder’s rights and obligations under this Agreement shall survive expiration or termination of Restricted Shareholder’s Independent Consulting Agreement for any reason which is attached hereto as Exhibit 1 and incorporated herein by reference.  Sections 3(a) and (b), 7, 8 and 11 shall survive any termination of this Agreement.

Section 16. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Section 17. Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party to this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party to this Agreement of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

Section 18. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SANTEON GROUP, INC.

By: /s/ Ash M.Rofail

Name:  Ash Rofail

Title:   CEO/President

RESTRICTED SHAREHOLDER

By: /s/ John A. Castiglione

Name:   John A. Castiglione

Address:

PO Box 91498

San Diego, CA 92169

EXHIBIT I

INDEPENDENT CONSULTING AGREEMENT

INDEPENDENT CONSULTING
SERVICES AGREEMENT

This Agreement is between Santeon Group, Inc., a Virginia corporation and its successors or assignors ("Client") and the undersigned (the "Consultant").

1.          Engagement of Services.  Client may from time to time issue Project Assignment(s) in the form attached to this Agreement as Schedule A.  Subject to the terms of this Agreement, Consultant will, to the best of its ability, render the services set forth in Project Assignment(s) accepted by Consultant (the "Project(s)") by the completion dates set forth therein.  The manner and means by which Consultant chooses to complete the Projects are in Consultant's sole discretion and control.  Consultant agrees to exercise the highest degree of professionalism, and to utilize its expertise and creative talents in completing such Projects.  In completing the Projects, Consultant agrees to provide its own equipment, tools and other materials at its own expense.  Client will make its facilities and equipment available to Consultant when necessary.  Consultant shall perform the services necessary to complete the Projects in a timely and professional manner consistent with industry standards, and at a location, place and time, which the Consultant deems appropriate.  Consultant may not subcontract or otherwise delegate its obligations under this Agreement without Client's prior written consent.

2.           Compensation.  Client will pay Consultant the sum of two thousand dollars ($2000.00) per calendar month for services rendered under this Agreement as set forth in the Project Assignment(s) undertaken by Consultant which shall be payable on the 1st day of each calendar month.  Except for personal cell phone, Consultant agrees that he shall be responsible for all expenses incurred in his performance hereunder unless Client shall have agreed, in advance and in writing, to reimburse Consultant for any such expenses.

3.           Independent Consultant Relationship.  Consultant's relationship with Client will be that of an independent consultant and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship.  Consultant is not the agent of Client and is not authorized to make any representation, contract, or commitment on behalf of Client.  Consultant will not be entitled to any of the benefits, which Client may make available to its employees, such as group insurance, profit sharing or retirement benefits. Consultant will be solely responsible for all tax returns and payments required to be filed with or made, to any federal, state or local tax authority with respect to Consultant's performance of services and receipt of fees under this Agreement. Client will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law: Because Consultant is an independent consultant, Client will not withhold or make payments for social security; make unemployment insurance or disability insurance contributions; or obtain worker's compensation insurance on Consultant's behalf. Consultant agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Consultant, its agents or employees under this Agreement. Consultant hereby agrees to indemnify and defend Client against any and all such taxes or contributions, including penalties and interest.

4.          Trade Secrets - Intellectual Property Rights.

4.1.               Proprietary Information.  Consultant specifically agrees that the existing Confidentiality Agreement dated and executed April 14, 2009 by and between Client and Consultant and attached hereto in Schedule E, shall remain of full force and effect, to survive the expiration of this Agreement. Consultant further agrees during the term of this Agreement and thereafter to take all steps reasonably necessary to hold Client's Proprietary Information in trust and confidence.  By way of illustration but not limitation "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Client.  Notwithstanding the other provisions of this

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Agreement, nothing received by Consultant will be considered to be Client Proprietary Information if (1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (2) it has been rightfully received by Consultant from a third party without confidential limitations; (3) it has been independently developed for Consultant by personnel or agents having no access to the Client Proprietary Information; or (4) it was known to Consultant prior to its first receipt from Client.

4.2.                Third Party Information.  Consultant understands that Client has received and will in the future receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on Client's part to maintain the confidentiality of such information and use it only for certain limited purposes.  Consultant agrees to hold Third Party Information on confidence and not to disclose to anyone (other than Client personnel who need to know such information in connection with their work for Client) or to use, except in connection with Consultant's work for Client, Third Party Information unless expressly authorized in writing by an officer of Client.

4.3.                No Conflict of Interest.  Consultant agrees during the term of this Agreement not to accept work or enter into a contract or accept an obligation, inconsistent or incompatible with Consultant's obligations under this Agreement or the scope of services rendered for Client.  Consultant warrants that to the best of its knowledge, there is no other existing contract or duty on Consultant's part inconsistent with this Agreement, unless a copy of such contract or a description of such duty is attached to this Agreement as Schedule B.  Consultant further agrees not to disclose to Client, or bring onto Client's premises, or induce Client to use any confidential information that belongs to anyone other than Client or Consultant.

4.4.                Disclosure of Work Product.  As used in this Agreement, the term "Work Product" means any Invention, whether or not patentable, and all related know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other copyrightable or patentable works.  Consultant agrees to disclose promptly in writing to Client, or any person designated by Client, all Work Product which is solely or jointly conceived, made, reduced to practice, or learned by Consultant in the course of any work performed for Client ("Client Work Product").  Consultant represents that any Work Product relating to Client's business or any Project which Consultant has made, conceived or reduced to practice at the time of signing this Agreement ("Prior Work Product") has been disclosed in writing to Client and attached to this Agreement as Schedule C. If disclosure of any such Prior Work Product would cause Consultant to violate any prior confidentiality agreement, Consultant understands that it is not to list such Prior Work Product in Schedule C but it will disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs, and the fact that full disclosure as to such Prior Work Product has not been made for that reason. A space is provided in Schedule C for such purpose.

4.5.                Ownership of Work Product.  Consultant shall specifically describe and identify in Schedule C all technology which (a) Consultant intends to use in performing under this Agreement, (b) is either owned solely by Consultant or licensed to Consultant with a right to sublicense and (c) is in existence in the form of a writing or working prototype prior to the Effective Date ("Background Technology").  Consultant agrees that any and all Inventions conceived, written, created or first reduced to practice in the performance of work under this Agreement shall be the sole and exclusive property of Client.

4.6.                Assignment of Client Work Product.  Except for Consultant's rights in the Background Technology, Consultant irrevocably assigns to Client all right, title and interest worldwide in and to the Client Work Product and all applicable intellectual property rights related to the Client Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the "Proprietary Rights").  Except as set forth below, Consultant retains no rights to use the Client Work Product and agrees not to challenge the validity of Client's ownership in the Client Work Product.  Consultant hereby grants to Client a non-exclusive, royalty-free, irrevocable and world-wide right, with rights to sublicense through multiple tiers of sublicenses, to make, use and sell Background Technology and any Prior Work Product incorporated or used in the Client Work Product for the purpose of developing and marketing Client products [but not for the purpose of marketing Background Technology or Prior Work Products separate from Client products].

4.7.                Waiver of Assignment of Other Rights.  If Consultant has any rights to the Client Work Product that cannot be assigned to Client, Consultant unconditionally and irrevocably waives the

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enforcement of such rights, and all claims and causes of action of any kind against Client with respect to such rights, and agrees, at Client's request and expense, to consent to and join in any action to enforce such rights.  If Consultant has any right to the Client Work Product that cannot be assigned to Client or waived by Consultant, Consultant unconditionally and irrevocably grants to Client during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, such rights.

4.8.                Assistance.  Consultant agrees to cooperate with Client or its designee(s), both during and after the term of this Agreement, in the procurement and maintenance of Client's rights in Client Work Product and to execute, when requested, any other documents deemed necessary by Client to carry out the purpose of this Agreement.  Consultant agrees to execute upon Client's request a signed transfer of copyright to Client for all Client Work Product subject to copyright protection, including, without limitation, computer programs, notes, sketches, drawings and reports.  In the event that Client is unable for any reason to secure Consultant's signature to any document required to apply for or execute any patent, copyright or other applications with respect to any Client Work Product (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Consultant hereby irrevocably designates and appoints Client and its duly authorized officers and agents as its agents and attorneys in fact to act for and in its behalf and instead of Consultant, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, mask works or other rights thereon with the same legal force and effect as if executed by Consultant.

4.9.                Enforcement of Proprietary Rights.  Consultant will assist Client in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Client Work Product in any and all countries.  To that end Consultant will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as Client may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof.  In addition, Consultant will execute, verify and deliver assignments of such Proprietary Rights to Client or its designee.  Consultant's obligation to assist Client with respect to Proprietary Rights relating to such Client Work Product in any and all countries shall continue beyond the termination of this Agreement, but Client shall compensate Consultant at a reasonable rate after such termination for the time actually spent by Consultant at Client's request on such assistance.

4.10.                In the event Client is unable for any reason, after reasonable effort, to secure Consultant's signature on any document needed in connection with the actions specified in the preceding paragraph, Consultant hereby irrevocably designates and appoints Client and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Consultant.  Consultant hereby waives and quitclaims to Client any and all claims, of any nature whatsoever, which Consultant now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to Client.

5.           Consultant Representations and Warranties.  Consultant hereby represents and warrants that (a) the Client Work Product will be an original work of Consultant and any third parties will have executed assignment of rights reasonably acceptable to Client; (b) neither the Client Work Product nor any element therefor will infringe the Intellectual Property Rights of any third party; (c) neither the Client Work Product nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; (d) Consultant will not grant, directly or indirectly, any rights or interest to third parties whatsoever in the Client Work Product; (e) Consultant has full right and power to enter into and perform this Agreement without the consent of any third party; (f) Consultant will take all necessary precautions to prevent injury to any persons (including employees of Client) or damage to property (including Client's property) during the term of this Agreement; and (g) should Client permit Consultant to use any of Client's equipment, tools, or facilities during the term of this Agreement, such permission shall be gratuitous and Consultant shall be responsible for any injury to any person (including death) or damage to property (including Client's property) arising out of use of such equipment, tools or facilities, whether or not such claim is based upon

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 its condition or on the alleged negligence of Client in permitting its use.

6.           Indemnification.  Consultant specifically agrees that the existing Indemnity Agreement dated and executed April 14, 2009 by and between Client and Consultant and attached hereto as Schedule D, shall remain of full force and effect, and will survive the expiration of this Agreement.

7.           Term and Termination.

7.1.                Term.  The term of this Agreement shall be for a period of one year commencing on October 7th, 2010.

7.2.                Termination by Client. Client agrees not to terminate this Agreement except for “just cause”. For purposes of this Agreement, “just cause” shall mean (1) material breach or violation of Section 4 and/or Section 7.4; (2) conduct which is inconsistent with Consultant’s position with Client and which results in a material adverse effect (financial or otherwise) or misappropriation of assets of Client; (3) conduct either prior to, or subsequent to the execution of this Agreement which violates securities laws, whether in the capacity as an employee prior to converting to a consultant, as Consultant, or as a shareholder of Client (4) conduct which violates the provisions contained in the existing Confidentiality Agreement and/or the Indemnity Agreement between Client and Consultant dated as of April 14, 2009 ; (5) the intentional causing of material damage to Client’s physical property; and (6) any act involving personal dishonesty or criminal conduct against Client.

7.3.                Termination by Consultant. Consultant may terminate this Agreement at any time upon thirty (30) days’ prior written notice to Client provided that there is no uncompleted Project Assignment in effect.

7.4.                Payment upon Termination. Although Client retains the right to terminate Consultant for any reason not specified above, Client agrees that if it discharges Consultant for any reason other than just cause, as is solely defined above, Consultant will be entitled to full compensation hereunder. If Consultant should cease his employment hereunder voluntarily for any reason, or is terminated for just cause, all future compensation and benefits payable to

Consultant shall thereupon, without any further writing or act, cease, lapse and be terminated. However, all fees and reimbursements which were earned prior to Consultant’s termination will become immediately due and payable and shall be payable to Consultant’s estate should this Agreement cease due to death.

7.5.                Noninterference with Business.  During and for a period of two (2) years immediately following termination of this Agreement by either party, Consultant agrees not to solicit or induce any employee or independent consultant to terminate or breach an employment, contractual or other relationship with Client.

7.6.                Return of Client Property.  Upon termination of the Agreement or earlier as requested by Client, Consultant will deliver to Client any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Client Work Product, Third Party Information or Proprietary Information of the Client.  Consultant further agrees that any property situated on Client's premises and owned by Client, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Client personnel at any time with or without notice.

8.           Government or Third Party Contracts.

8.1.                Government Contracts.  In the event that Consultant shall perform services under this Agreement in connection with any Government contract in which Client may be the prime consultant or subconsultant, Consultant agrees to abide by all laws, rules and regulations relating thereto.  To the extent that any such law, rule or regulation requires that a provision or clause be included in this Agreement, Consultant agrees that such provision or clause shall be added to this Agreement and the same shall then become a part of this Agreement.

8.2.                Security.  In the event the services of the Consultant should require Consultant to have access to Department of Defense classified material, or other classified material in the possession of Client's facility, such material shall not be removed from Client's facility.  Consultant agrees that all work performed under this Agreement by Consultant which involves the use of classified material mentioned above shall be performed in a secure fashion (consistent with applicable law and regulations for the handling of classified material) and only at Client's facility.

8.3.                Ownership.  Consultant also agrees to assign all of its right, title and interest in and to any

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Work Product to a Third Party, including without limitation the United States, as directed by Client.

9.           General Provisions.

9.1.                Governing Law.  It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Virginia, and that, in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Virginia shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any such action or special proceeding may be instituted.

9.2.                Severability.  In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

9.3.                No Assignment.  This Agreement may not be assigned by Consultant without Client's consent, and any such attempted assignment shall be void and of no effect.

9.4.                Notices.  All notices, requests and other communications under this Agreement must be in writing, and must be mailed by registered or certified mail, postage prepaid and return receipt requested, or delivered by hand to the party to whom such notice is required or permitted to be given.  If mailed, any such notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark.  If delivered by hand, any such notice will be considered to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party.  The mailing address for notice to either party will be the address shown on the signature page of this Agreement.  Either party may change its mailing address by notice as provided by this section.

9.5.                Legal Fees.  If any dispute arises between the parties with respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute, the prevailing party in such proceeding shall be entitled to receive its reasonable attorneys' fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be awarded.]

9.6.                Injunctive Relief.  A breach of any of the promises or agreements contained in this Agreement may result in irreparable and continuing damage to Client for which there may be no adequate remedy at law, and Client is therefore entitled to seek injunctive relief as well as such other and further relief as may be appropriate.

9.7.                Survival.  The following provisions shall survive termination of this Agreement:  Section 4, Section 5, Section 6 and Section 7.4.

9.8.                Export.  Consultant agrees not to export, directly or indirectly, any U.S. source technical data acquired from Client or any products utilizing such data to countries outside the United States, which export may be in violation of the United States export laws or regulations.

9.9.                Waiver.  No waiver by Client of any breach of this Agreement shall be a waiver of any preceding or succeeding breach.  No waiver by Client of any right under this Agreement shall be construed as a waiver of any other right.  Client shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

9.10.                Entire Agreement.  Except for the Indemnity Agreement and Confidentiality Agreement each dated April 14, 2009 attached hereto in Schedules D and E respectively, and incorporated herein by reference, this Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged.  The terms of this Agreement will govern all Project Assignments and services undertaken by Consultant for Client.

5.

In Witness Whereof, the parties have caused this
Independent Consultant Services Agreement to be
executed by their duly authorized representative.

Client:

SANTEON GROUP, INC.

By: /s/ Ash M. Rofail
         Ash M. Rofail

Title: CEO/President

Address:
11710 Plaza America Dr.
Suite 2000
Reston, VA 20171

Consultant:

JOHN L. CASTIGLIONE

John Castiglione
(Printed Name)

By: /s/ John L. Castiglione

Title:
(if applicable)

Address:

PO Box 91498
San Diego, CA 92169

6.

SHEDULE A

PROJECT ASSIGNMENT(S)

BLANK

7.

SCHEDULE B

CONFLICT OF INTEREST DISCLOSURE

8.

SCHEDULE C

PRIOR WORK PRODUCT DISCLOSURE

1.           Except as listed in Section 2 below, the following is a complete list of all Prior Work Product that have been made or conceived or first reduced to practice by Consultant alone or jointly with others prior to my engagement by Client:

☐           No inventions or improvements.

☐           See below:

☐	Additional sheets attached.

2.     Due to a prior confidentiality agreement, Consultant cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which Consultant owes to the following party(ies):

Invention or Improvement                                                                Party(ies)                                                                        Relationship

1.

2.

3.

☐	Additional sheets attached.

BACKGROUND TECHNOLOGY DISCLOSURE

The following is a list of all Background Technology that Consultant intends to use in performing under this Agreement:

9.

SCHEDULE D

INDEMNITY AGREEMENT

10.

SCHEDULE E

CONFIDENTIALITY AGREEMENT

11.